Exhibit N 7

March 29, 2005

Gladstone Investment Corporation
1521 Westbranch Drive, Suite 200
McLean, VA 22102

Consent to Reference in Prospectus

     In connection with the Registration Statement on Form N-2 filed by Gladstone Investment Corporation (the “Company”), File No. 333-                    , I hereby consent to the reference to me in the prospectus included in such registration statement as a future member of the board of directors of the Company.

Very truly yours,

/s/ MAURICE W. COULON

Maurice W. Coulon